As filed with the Securities and Exchange Commission on March 16, 2021

Registration No. 333-252269
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Transphorm, Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	82-1858829
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
75 Castilian Drive
Goleta, CA 93117
(805) 456-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC
1013 Centre Road, Suite 403-B
Wilmington, DE 19805
(302) 497-7115
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julia Reigel
Erika Muhl
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
____________________

Pursuant to Rule 429(a) under the Securities Act of 1933, as amended, the prospectus contained in this Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the registration statement on Form S-1 of the registrant declared effective on January 27, 2021 (Registration No. 333-252269) is a combined prospectus including securities remaining unsold under the registration statement on Form S-1 of the registrant declared effective on June 19, 2020 (Registration No. 333-238864). Pursuant to Rule 429(b), upon effectiveness, this Post-Effective Amendment No. 1 will constitute Post-Effective Amendment No. 1 to each of the registration statements referenced in the preceding sentence.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 20, 2021, Transphorm, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-252269) (the “2021 Registration Statement”). The 2021 Registration Statement, as declared effective by the SEC on January 27, 2021, registered the resale by the selling stockholders identified in the prospectus included therein of up to 5,285,501 shares of the Company’s common stock, par value $0.0001 per share, including (i) 5,135,501 outstanding shares of common stock and (ii) 150,000 shares of common stock issuable upon the exercise of warrants to purchase common stock.

On June 2, 2020, the Company filed a registration statement with the SEC on Form S-1 (File No. 333-238864) (the “2020 Registration Statement”). The 2020 Registration Statement, as declared effective by the SEC on June 19, 2020, registered the resale by the selling stockholders identified in the prospectus included therein of up to 38,227,152 shares of the Company’s common stock, including (i) 35,135,520 outstanding shares of common stock and (ii) 3,091,632 shares of common stock issuable upon the exercise of warrants to purchase common stock and conversion of a convertible promissory note.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to (i) combine the prospectuses included in the 2021 Registration Statement and the 2020 Registration Statement (collectively, the “Registration Statements”), pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”); (ii) include an updated prospectus relating to the offering and sale of the securities that were registered for resale on the Registration Statements; (iii) convert the Registration Statements into a registration statement on Form S-3; and (iv) update the Registration Statements pursuant to Section 10(a)(3) of the Securities Act.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filings of the Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 16, 2021

PRELIMINARY PROSPECTUS

Transphorm, Inc.

33,707,439 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 33,707,439 shares of common stock, par value $0.0001 per share, of Transphorm, Inc., which consists of (i) 30,481,268 outstanding shares of common stock, (ii) 150,000 shares of common stock that are issuable upon exercise of warrants to purchase common stock, and (iii) 3,076,171 shares of common stock that are issuable upon conversion of a convertible promissory note.

We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we may receive proceeds upon the exercise of warrants to purchase common stock in the event they are exercised for cash. The selling stockholders may sell the shares of common stock offered by this prospectus from time to time through the means described in this prospectus under the section titled “Plan of Distribution.” For a list of the selling stockholders, see the section titled “Selling Stockholders” on page 18. We have borne and will continue to bear the costs relating to the registration of these shares of common stock, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. (“OTCQB”) under the symbol “TGAN.” On March 12, 2021, the last reported sale price of our common stock on the OTCQB was $6.70 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 12 of this prospectus and any similar section contained in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may, from time to time, sell up to 33,707,439 shares of our common stock in one or more offerings as described in this prospectus. To the extent necessary, each time that the selling stockholders offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to those offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling stockholders guarantee the accuracy or completeness of this information and neither we nor the selling stockholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Transphorm,” the “Company,” “we,” “our,” “us,” or similar terms refer to Transphorm, Inc. and its subsidiaries. When we refer to “you,” we mean the potential holders of the shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our website address is www.transphormusa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2020 (the “10-K”), filed with the SEC on March 12, 2021, as amended by Form 10-K/A, filed with the SEC on March 16, 2021;
•our Current Report on Form 8-K filed with the SEC on February 24, 2021; and
•the description of our common stock contained in our registration statement on Form 10, filed with the SEC on August 29, 2017, and any amendment or report filed with the SEC for the purpose of updating the description (including Exhibit 4.5 to the 10-K).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at:

Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117
(805) 456-1300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a global semiconductor company founded in 2007. We are a pioneer, and a market and technology leader, in the wide-bandgap gallium nitride (“GaN”) power electronics field for high voltage power conversion applications. We deliver high quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Our GaN devices allow customers to design smaller, lighter and cooler power systems creating increased functional value in end products including smartphone power adapters/fast-chargers, power supplies for datacenter servers/communication, industrial power converters and chargers/converters/inverters for electric vehicles, among other applications. We deploy our unique vertically integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Our innovations are designed to move power electronics beyond the limitations of silicon and provide our customers with the potential to achieve higher efficiency or lower loss (e.g., titanium-class performance in power supplies), higher power density (e.g., compact size or improved form factor) and, in many designs, an overall lower system cost.

We were originally incorporated as Peninsula Acquisition Corporation in the State of Delaware on May 31, 2017. Prior to February 12, 2020, we were a “shell company” registered under the Exchange Act, with no specific business plan or purpose. On February 12, 2020, our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., a corporation incorporated in the State of Delaware on April 22, 2019, merged with and into Transphorm, Inc., a corporation incorporated in the State of Delaware on February 22, 2007. Transphorm Technology, Inc. (“Transphorm Technology”) was the surviving corporation in the merger and became our wholly owned subsidiary. Immediately following the merger, the business of Transphorm Technology became our business and we changed our corporate name to Transphorm, Inc. In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the merger were replaced with the historical financial statements of Transphorm Technology in our SEC filings made subsequent to the merger.

Our principal executive offices are located at 75 Castilian Dr., Goleta, California 93117. Our telephone number is (805) 456-1300.

THE OFFERING

Issuer	Transphorm, Inc.

Common Stock Offered by Selling Stockholders	Up to 33,707,439 shares (including 150,000 shares issuable upon the exercise of warrants and 3,076,171 shares issuable upon conversion of a convertible promissory note)

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we may receive proceeds upon the exercise of warrants to purchase common stock in the event they are exercised for cash.

Risk Factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Market for Common Stock	Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “TGAN.”

RISK FACTOR SUMMARY

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors but these risks are not the only ones we face. You should carefully review and consider the following discussion of risks, as well as the discussion of risks included in this prospectus and any applicable prospectus supplement, before you decide that an investment in our common stock is appropriate for you.

•We have a history of losses, anticipate increasing our operating expenses in the future, and may not be able to achieve or maintain profitability.

•Our recurring operating losses and our current operating plans raise substantial doubt about our ability to continue as a going concern for the next twelve months. Our ability to continue as a going concern will depend on us being able to raise significant additional capital to fund our operations, which may be unavailable on attractive terms, if at all, and could dilute your investment.

•Our quarterly results of operations are likely to vary from period to period, which could cause the market price of our common stock to fluctuate or decline.

•Our business could be adversely affected by the effects of health epidemics or pandemic, including the ongoing COVID-19 global pandemic.

•We may not be able to develop new technologies and products to satisfy changes in customer demand or industry standards, and our competitors could develop products that decrease the demand for our products.

•We must commit resources to development, design and production prior to receipt of purchase commitments and could lose some or all of the associated investment.

•We compete in highly competitive markets, and competitive pressures from existing and new companies may adversely impact our business and operating results.
•We rely on third-party channel partners to sell our products. If our partners fail to perform, our ability to sell our products and services could be limited, and if we fail to optimize our channel partner model going forward, our operating results could be harmed.

•We rely on limited sources of wafer fabrication, packaged products fabrication and product testing, the loss of which could delay and limit our product shipments.

•Because we depend on third-party manufacturers to build portions of our products, we are susceptible to manufacturing delays and pricing fluctuations that could prevent us from shipping customer orders on time, if at all, or on a cost-effective basis, which may result in the loss of sales, income and customers.

•Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense.

•Our current operations are concentrated in one location and in the event of an earthquake, terrorist attack or other disaster affecting this location or those of our major suppliers, our operations may be interrupted and our business may be harmed.

•The loss of one or more key employees or our inability to attract and retain qualified personnel could harm our business.

•If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

•We are subject to a number of risks associated with international sales and operations.

•We are subject to government regulation, including import, export and economic sanctions laws and regulations that may expose us to liability and increase our costs.

•Our sales to government customers subject us to uncertainties regarding fiscal funding approvals, renegotiations or terminations at the discretion of the government, as well as audits and investigations, which could result in litigation, penalties and sanctions including early termination, suspension and debarment.

•Any failure by us to protect our proprietary technologies or maintain the right to use certain technologies may negatively affect our ability to compete.

•If we fail to comply with our obligations under any license, collaboration or other agreements, we may be required to pay damages and could lose certain intellectual property rights.

•Any failure to maintain effective internal controls over our financial reporting could materially and adversely affect us.

•We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our consolidated financial statements in future periods.

•Our common stock trades on the OTCQB instead of a national securities exchange, which may make it more difficult for stockholders to sell their shares.

•Our common stock may not be eligible for listing or quotation on any securities exchange.

•The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

•Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to decline significantly, even if our business is doing well.

•We may be subject to certain liquidated damages pursuant to the registration rights agreement we entered into with certain holders of our securities.

•Our principal stockholders and management have substantial control over us and could delay or prevent a change in corporate control.

•Anti-takeover provisions in our charter documents could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our management.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we may receive proceeds upon the exercise of warrants to purchase common stock in the event they are exercised for cash.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to these documents, which were filed with the SEC and are referenced in the exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 755,000,000 shares, with a par value of $0.0001 per share, of which:
•750,000,000 shares are designated as common stock; and
•5,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of convertible preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Fully Paid and Non-Assessable

All issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board

Our certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as practicable, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is, and will continue to be, fixed exclusively pursuant to a resolution adopted by our board of directors.

Removal of Directors

Our certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer), or our board of directors acting pursuant to a resolution adopted by board members constituting a majority of the total number of authorized directorships.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the Company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our certificate of incorporation and bylaws provide that from and after the date that KKR Phorm Investors L.P. (“Phorm”) beneficially owns less than a majority of our outstanding shares of common stock, any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent. Until such time, any action to be taken by the shareholders may be effected by written consent.

Amending Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that, from and after the date that Phorm beneficially owns less than a majority of our outstanding shares of common stock, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class, is required to amend certain provisions of our certificate of incorporation.

From and after the date that Phorm beneficially owns less than a majority of our outstanding shares of common stock, our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class. Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii)

any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. Although our bylaws contain the exclusive forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that either such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Business Combinations with Interested Stockholders

We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and by the affirmative vote of holders of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions (including a provision that provides that Phorm and certain of its affiliates and any of their direct or indirect transferees and any group as to which such persons are a party shall not be deemed to be “interested stockholders”), an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. For example, under certain circumstances, our charter provisions regarding certain “business combinations” will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions may also have the effect of preventing changes in management or in our board of directors. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders identified below of up to 33,707,439 shares of our common stock, which consists of (i) 30,481,268 outstanding shares of common stock, (ii) 150,000 shares of common stock that are issuable upon exercise of warrants to purchase common stock, and (iii) 3,076,171 shares of common stock that are issuable upon conversion of a convertible promissory note. The registration of the common stock of the selling stockholders through this prospectus constitutes a secondary offering and is not an offering by us or on our behalf. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The table and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them.

The footnote disclosure following the table sets forth the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below.

	Shares Owned Before the Offering (#)	Maximum Number of Shares to be Sold Pursuant to this Prospectus (#)		Shares Owned After the Offering
Name of Selling Stockholders				(#) (1) (2)	(%) (1) (2)
KKR Phorm Investors L.P. (3)	21,175,980	21,175,980		—	—
Nexperia B.V.(4)	4,000,000	4,000,000		—	—
Columbia Seligman Communications and Information Fund (5)	3,000,000	3,000,000		—	—
Jerry Ma	1,333,334	1,333,334		—	—
Yaskawa Electric Corporation	—	3,076,171	(6)	—	—
Boardman Bay	500,000	250,000		250,000	*
Alpha Capital Anstalt	166,666	166,666		—	—
Black Maple Capital Partners LP	251,446	125,000		126,446	*
Intracoastal Capital, LLC	50,000	50,000		—	—
Obsidian Global Partners, LLC	30,000	30,000		—	—
Warberg WF VIII L.P.	30,000	30,000		—	—
Reiss Capital Management LLC	65,000	15,000		50,000	*
The Del Mar Consulting Group	60,975	60,975		—	—
Alex Partners LLC	37,263	37,263		—	—
Robert S. London	37,263	37,263		—	—
Umesh Mishra (7)	85,391	85,391		—	—
Primit Parikh (8)	69,396	69,396		—	—
Mario Rivas (9)	12,500	12,500		—	—
Cameron McAulay (10)	2,500	2,500		—	—
Loop Capital Markets LLC (11)	—	82,500	(12)	—	—
Spartan Capital Securities, LLC (11)	—	22,500	(12)	—	—
Jason Diamond	—	34,875	(12)	—	—
Robert L. Malin	—	10,125	(12)	—	—

*Represents less than 1% of the total.
(1) Applicable percentage ownership is based on 40,278,796 shares of our common stock outstanding as of February 28, 2021.
(2) Assumes the sale of all shares offered in this prospectus.
(3) KKR Phorm Investors L.P. is our largest stockholder. KKR Phorm Investors GP LLC, as the general partner of KKR Phorm Investors L.P.; KKR Group Partnership L.P., as the sole member of KKR Phorm Investors GP LLC; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR Management LLP, as the Class B shareholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as founding partners of KKR Management LLP, may be deemed to be the beneficial owners with respect to the shares directly owned by KKR Phorm Investors L.P. Eiji Yatagawa is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Each of Messrs. Kravis, Roberts and Yatagawa disclaims beneficial ownership of the shares held by KKR Phorm Investors L.P.

(4) Wingtech Technology Co. Ltd. owns 80% of the equity of Nexperia B.V. ("Nexperia") and may be deemed to be the beneficial owner having voting and dispositive power with respect to these shares. The principal business address of Wingtech Technology Co. Ltd. 4F-6F, Building 4 of Juxin Yuan, No. 188, Pingfu Road, Xuhui District, Shanghai, China. The principal business address of Nexperia B.V. is Jonkerbosplein 52, 6534 AB Nijmegen, The Netherlands.
(5) Columbia Management Investment Advisers, LLC (“CMIA”) is the investment adviser for the account that holds these shares. Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA. CMIA and AFI do not directly own any shares of our common stock. As the investment adviser to the accounts, CMIA may be deemed to beneficially own these shares. Each of CMIA and AFI disclaims beneficial ownership of these shares. The address for CMIA and Columbia Seligman Communications and Information Fund is 225 Franklin Street, Boston, MA 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, MN 55474.
(6) Represents the maximum number of shares issuable upon conversion of a convertible promissory note held by Yaskawa Electric Corporation.
(7) Dr. Mishra is our Chief Technology Officer and a director.
(8) Dr. Parikh is our Chief Operating Officer
(9) Mr. Rivas is our Chief Executive Officer and a director.
(10)Mr. McAulay is our Chief Financial Officer.
(11)Loop Capital Markets LLC and Spartan Securities, LLC acted as placement agents for a private placement we completed in December 2020. As compensation for their services, they or their designees received (i) a cash fee equal to 7% of the purchase price of the shares sold in the private placement to investors that were not existing investors in the Company, subject to certain exclusions agreed between the placement agents and us, and (ii) warrants, which have an exercise price of $3.30 per share, provide for a cashless exercisable feature, and are exercisable for a period of five years expiring on December 23, 2025. We also reimbursed the placement agents for $50,000 of expenses.
(12)Represents warrants to purchase shares of our common stock issued as compensation for placement agent services rendered in connection with a private placement we completed in December 2020.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership or other distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•through agents;
•through one or more underwriters in a public offering on a firm commitment or best-efforts basis;
•through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable laws;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•in other ways not involving market makers or established trading markets;
•by pledge to secure debts and other obligations;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of these provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by a holder thereof.
The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum amount of any compensation to be received by any FINRA member will not be greater than an amount that is considered fair and reasonable for the sale of any securities being registered. Each selling stockholder has informed us that it does not as of the date hereof have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.
In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have also agreed to keep the registration statement of which this prospectus is a part effective for up to three years from the date it is declared effective by the SEC.
Once sold under the registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in the Annual Report on Form 10-K of Transphorm, Inc. filed on March 12, 2021, have been incorporated by reference herein in reliance upon the report (which contains an explanatory paragraph that raises substantial doubt about the Company's ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$22,149
Accounting fees and expenses	125,000
Legal fees and expenses	250,000
Printing and miscellaneous expenses	19,000
Total	$416,149

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition to the indemnification obligations required by our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

We have also entered into an indemnity agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the merger of our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., with and into Transphorm Technology, Inc. (the “Merger”) and certain related transactions.

We also entered into a separate indemnification agreement with KKR Phorm Investors L.P. (“Phorm”), pursuant to which we agreed to indemnify Phorm and its affiliates (including their respective directors, officers, managers, controlling persons and employees) and the members of our board of directors designated by Phorm (each, a “Phorm Designee”) against liabilities arising in connection with, among other things, (i) Phorm’s acquisition and ownership of our common stock and involvement in the Merger, (ii) Phorm and its affiliates’ provision of financial advisory, investment banking, syndication, monitoring and management consulting services to us and/or our subsidiaries (including in connection with any future offer or sale of securities of us or any of our subsidiaries), and (iii) any Phorm Designee’s service on our board of directors or the board of directors of any of our subsidiaries.

We have obtained and expect to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Item 16.        Exhibits

		Filed with this Registration Statement	Incorporated by Reference
Exhibit Number	Exhibit Description		Form	Exhibit No.	Filing Date	SEC File No.
2.1 ‡	Agreement and Plan of Merger and Reorganization, dated February 12, 2020, by and among the Registrant, Peninsula Acquisition Sub, Inc. and Transphorm Technology		8-K	2.1	February 14, 2020	000-55832
3.1	Certificate of Merger relating to the merger of Peninsula Acquisition Sub, Inc. with and into Transphorm Technology, filed with the Secretary of State of Delaware on February 12, 2020		8-K	3.1	February 14, 2020	000-55832
3.2	Certificate of Amendment to Certificate of Incorporation, filed with the Secretary of State of Delaware on February 12, 2020		8-K	3.2	February 14, 2020	000-55832
3.3	Amended and Restated Certificate of Incorporation of the Registrant		10-Q	3.1	August 11, 2020	000-55832
3.4	Amended and Restated Bylaws of the Registrant		8-K	3.1	June 3, 2020	000-55832
4.1.1 *	Form of Registration Rights Agreement, effective as of February 12, 2020		8-K	4.1	February 14, 2020	000-55832
4.1.2	Amendment to Registration Rights Agreement		10-Q	4.1.1	May 14, 2020	000-55832
4.2	Stockholders Agreement, dated February 12, 2020, by and between the Registrant and KKR Phorm Investors L.P.		8-K	4.2	February 14, 2020	000-55832
4.3*	Registration Rights Agreement, dated December 23, 2020, by and between the Registrant and the signatories thereto		8-K	4.1	December 30, 2020	000-55832
4.4	Specimen common stock certificate of the Registrant		10-K	4.4	March 12, 2021	000-55832
4.5	Description of Registrant’s securities		10-K	4.5	March 12, 2021	000-55832
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to shares originally covered by the 2020 Registration Statement		S-1	5.1	June 2, 2020	333-238864
5.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to shares originally covered by the 2021 Registration Statement		S-1	5.1	January 20, 2021	333-252269
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.2)		S-1	5.1	January 20, 2021	333-252269
24.1	Power of Attorney (included on the signature page to the original filing of this registration statement on Form S-1)		S-1	N/A	January 20, 2021	333-252269

‡ Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.
* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

Item 17.        Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on the [16th] day of March, 2021.

Transphorm, Inc.

By:	/s/ Mario Rivas
Mario Rivas
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mario Rivas	Chief Executive Officer and Director	March 16, 2021
Mario Rivas	(Principal Executive Officer)

/s/ Cameron McAulay	Chief Financial Officer	March 16, 2021
Cameron McAulay	(Principal Financial and Accounting Officer)

*	Director	March 16, 2021
Brittany Bagley

*	Director	March 16, 2021
Julian Humphreys

*	Director	March 16, 2021
David Kerko

Director
Katharina McFarland

*	Chief Technology Officer and Director	March 16, 2021
Umesh Mishra

*	Director	March 16, 2021
Eiji Yatagawa

*By:	/s/ Cameron McAulay
Cameron McAulay
Attorney-in-fact